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                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 31, 1997 on the consolidated balance sheet of American Real Estate Investment Corporation as of December 31, 1996 and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996 and 1995.


                                        Arthur Andersen LLP

Denver, Colorado
November 10, 1997